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      Resolution Relating to Omnibus Stock Award Plan

      RESOLVED: That the Resource Bancshares Mortgage Group, Inc. Omnibus Stock Award Plan is amended to increase the maximum number of shares of Common Stock, par value $.01 per share, that may be issued under such Plan as provided in Section 3.3 thereof from 210,000 (as adjusted for the stock dividend paid on August 31, 1995) by an additional 200,000 shares to 410,000 shares.


                                                                 Adopted 3-22-96